Exhibit 23.3

Consent of Independent Auditors

We consent to the use of our report dated November 25, 2015, with respect to the consolidated financial statements of Wincor Nixdorf AG included herein and to the reference of our firm under the heading “Experts” in the prospectus.

/s/ KPMG AG Wirtschaftsprüfungsgesellschaft

Bielefeld, Germany

February 3, 2016